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                                                                EXHIBIT 10.70



                           SOFTWARE LICENSE AGREEMENT

     This Software License Agreement (this "License Agreement") effective the 1st day of January, 1998, by and between Bankers Insurance Group, Inc. and Bankers Insurance Company ("Bankers") and Insurance Management Solutions, Inc., a Florida corporation, with its principal place of business located at 360 Central Avenue, St. Petersburg, Florida 33701 (hereinafter referred to as "IMS").

     WHEREAS, Bankers desires to grant IMS a nonexclusive, perpetual license to certain policy and claims administration software ("Licensed Program") and enhancements thereto without payment by IMS of any license, user or other fee except for the one time payment of one dollar and other valuable consideration, the receipt and value of which is hereby acknowledged; and

     NOW, THEREFORE, for and in consideration of the covenants and promises herein recited, it is understood and agreed as follows:

1.   Grant of License.


     a) Bankers by its acceptance of this License Agreement by signature of an authorized officer grants to IMS a nonexclusive license to use, enhance, modify, sell, lease and license in both source and object code in machine readable form (the "Licensed Program"), together with the documentation (including, but not limited to, manuals, printed materials, source and object codes "Documentation"). The Licensed Program and the Documentation are referred to collectively herein as the "Program". This nonexclusive license is granted by Bankers to IMS subject to all the terms and conditions of this License Agreement.


     b) The Program includes policy and claims administration, processing, billing, and production programs licensed or owned by Bankers either currently or in the future in areas including, but not limited to the following:

          o        Policy Administration and Processing System
          o        Claims Administration and Processing System
          o        Claims Disbursement Interface
          o        Agency Disbursement Interface
          o        Return Premium Interface
          o        Producer (Agent) System
          o        Billing (Direct Bill) System
          o        Production System(s)
          o        Production Reports
          o        Statistical, Operational and Financing Database Programs
          o Development Modeling Tools (Software not available to third parties)

     All of the above are for automobile, homeowners, flood and commercial lines products.

(See attached Schedule for detail description of actual data base transferred).

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     c)   The license granted under this License Agreement authorizes IMS or its assigns to:

     1. Use, enhance, or modify the Licensed Program in machine readable form on IMS's computers at such locations as IMS may conduct its business from time to time and in conjunction therewith to store the Licensed Program and transmit it through or display it on units associated with IMS's computers;

     2.   Utilize the Documentation in support of the use of the Licensed
          Program;

     3. Copy the Licensed Program and the Documentation to provide sufficient copies to support IMS's use of the Licensed Program as authorized under this License Agreement.

     4. Sell or grant non-exclusive, perpetual licenses of the Licensed Program and any enhancements to any third parties.

2. Term. This License Agreement and the license granted herein shall become effective on the 1st day of January, 1998 (the "Effective Date") and shall continue perpetually thereafter.

3. Warranty. To the extent that Bankers received patent rights, copyrights, trademarks or similar rights in its purchase of the Licensed Program, then IMS, or its assigns are granted the same rights.

4. Enhancements. The parties hereto agree to provide to each other at no additional cost any enhancements to the Licensed Program. IMS agrees to be responsible for the maintenance of and upgrades to the Programs.

5. Construction of Agreement. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires.

6. Captions. The paragraph captions as to contents of the particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular paragraph in which they are referred.

7. Modification. No change or modification of this License Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

8. Severability. All agreements and covenants contained herein are severable and in the event any of them shall be held to be illegal, invalid or unenforceable by any Court of competent jurisdiction, this Agreement shall be interpreted as if such illegal, invalid, or unenforceable agreements or covenants were not contained herein.

9. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand



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         delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:


         To IMS:           Insurance Management Solutions, Inc.
                           360 Central Avenue
                           St. Petersburg, FL 33701
                           Attention:       Jeffrey Bragg
                           Telephone        (813) 823-4000
                           Fax              (813) 823-6518

         To Bankers:       Bankers Insurance Group, Inc. and
                           Bankers Insurance Company
                           360 Central Avenue
                           St. Petersburg, FL 33701
                           Attention:       G. Kristin Delano
                           Telephone        (813) 823-4000
                           Fax              (813) 823-6518

         Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.

     IN WITNESS WHEREOF, the parties hereto executed this Agreement on the day and year set forth below in St. Petersburg, Florida.

WITNESSES:                                 "IMS"
                                           Insurance Management Solutions, Inc.


/s/  C. Anthony Sexton                     BY: /s/  Kelly K. King
-------------------------------               ---------------------------------

/s/  Erica Reed                            Date:   8/7/98
-------------------------------                  ------------------------------


WITNESSES:                                 "Bankers"
                                           Bankers Insurance Group, Inc. and
                                           Bankers Insurance Company


/s/  C. Anthony Sexton                     BY:  /s/  G. Kristin Delano
-------------------------------               ---------------------------------
                                              G. Kristin Delano, Secretary

/s/  Erica Reed                            Date:   8/10/98
-------------------------------:                 ------------------------------




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